Cummins Inc.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cummins Inc. (the "Company") on form 10-Q for the period ended June 27, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Theodore M. Solso, Chairman and Chief Executive Officer of the Company, and Jean S. Blackwell, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 12, 2004

/s/     Theodore M. Solso

Theodore M. Solso
Chairman and Chief Executive Officer

November 12, 2004

/s/     Jean S. Blackwell

Jean S. Blackwell
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Cummins Inc. and will be retained by Cummins Inc. and furnished to the Securities and Exchange Commission or its staff upon request.